SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012

NORMAN CAY DEVELOPMENT, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-167284	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4472 Winding Lane Stevensville, MI 49127 (Address of principal executive offices) Phone: (269) 429-7002 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORMAN CAY DEVELOPMENT, INC.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 14, 2012, Norman Cay Development, Inc., a Nevada corporation (the “Company”) entered into an Engagement Agreement (the “Engagement Agreement”) with Source Capital Group, Inc., a Delaware corporation (“SCG”).  Pursuant to the Engagement Agreement, the Company shall engage SCG for a term of ninety days (90) commencing on February 14, 2012 (the “Engagement Period”), to act as the Company’s placement agent and financial advisor for a proposed issuance, or series of issuances, of not limited to ten million dollars ($10,000,000) of debt and/or equity capital (the “Proposed Offering”) of the Company.

In exchange for SCG’s services, the Company shall pay to SCG a cash fee equal to four percent (4%) of the dollar amount received by the Company in connection with debt financing in the Proposed Offering and eight percent (8%) of the dollar amount received by the Company in connection with equity financing in the Proposed Offering, including any proceeds received by the Company from any cash exercise of warrants, options or rights issued to investors in the Proposed Offering.  Additionally, the Company shall grant to SCG a retainer of the Company’s restricted common stock, par value $0.001, equal to one and a half percent (1.5%) of the outstanding shares upon the delivery and signing of a mutually acceptable Term Sheet for the Proposed Offering.  The Company shall grant to SCG an additional number of shares of restricted common stock equal to three percent (3%) of the outstanding shares of the Company’s common stock upon a successful minimum closing.  Finally, at the closing(s), the Company shall grant to SCG share purchase warrants covering a number of shares of common stock equal to four percent (4%) of the total dollar amount received by the Company in connection with debt financing in the Proposed Offering and eight percent (8%) of the total dollar amount received by the Company in connection with equity financing in the Proposed Offering.  The warrants will be non-exercisable or transferrable for six (6) months after the date of the closing and will be exercisable and expire five years after closing.  The warrants will be exercisable at a price equal to 125% of the closing price on the trading day immediately prior to closing.

The foregoing summary description of the terms of the Engagement Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Engagement Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 7.01

REGULATION FD DISCLOSURE

On February 16, 2012, the Company issued a Press Release to announce its entering into an Engagement Agreement with Source Capital Group, Inc. as set forth above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
10.1	Engagement Agreement by and between the Company and SCG dated February 14, 2012
99.1	Press release dated February 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORMAN CAY DEVELOPMENT, INC.
Date: February 17, 2012	By: /s/ Shelley Guidarelli
Shelley Guidarelli
President

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